NEWS FROM
GENIUS BRANDS INTERNATIONAL

9401 WILSHIRE BOULEVARD, SUITE 608 • BEVERLY HILLS, CA 90212 • T: (310) 273 4222 • F: (310) 273 4202

Genius Brands International Issues Letter to Shareholders Discussing Its Business and Revenue Model

BEVERLY HILLS, CA--(Marketwire - Jan 16, 2014) - Genius Brands International (OTCBB: GNUS), a multimedia content creation and distribution company, today released the following letter to its shareholders discuss its business and revenue model.

Dear Fellow Shareholders,

Happy New Year! We are excited at Genius Brands for all the opportunities that lay before us with our recently merged company. We're fully immersed in the company's combined assets and more encouraged than ever with the new content in development for release this year and next.

In a few weeks, we'll be releasing our new animated movie, "Stan Lee's Mighty 7", from Stan Lee, iconic creator of Spider Man, Iron Man, X Men, and The Avengers (see press coverage below). We'll be introducing a new subscription streaming service for Baby Genius that will make all of the safe, enriching, and award winning Baby Genius content, readily available to both kids and parents. We've received more entries than ever before for our annual Secret Millionaires Club, "Grow Your Own Business Challenge" with Warren Buffett. Also of note, the Secret Millionaires Club brand and products will be exhibited this year at the annual meeting of Berkshire Hathaway.

We plan to announce shortly, details of a content deal with Netflix as well as a new deal for Baby Genius content on Comcast, where it currently is the top performer on their Baby Boost SVOD channel.

Having said the above, for those who may not be familiar with our industry, and indeed our model, I thought it might be useful to explain how we manage our portfolio of brands, and the revenue model that drives our business and creates shareholder value.

Genius Brands International owns, controls, distributes, and seeks to build animated content and brands aimed at kids, and then licenses the brands and characters onto various products, e.g. toys, publishing video games, music, apparel, soft goods, etc. In most cases, we create our own original content. In other cases, we partner with existing rights holders to develop an idea or an existing brand. Past examples of brands that I and other Genius team members created and brought to the market in other ventures include originally created properties like Inspector Gadget and Captain Planet. Others we produced and helped to licensed and

NEWS FROM
GENIUS BRANDS
INTERNATIONAL

9401 WILSHIRE BOULEVARD, SUITE 608 • BEVERLY HILLS, CA 90212 • T: (310) 273 4222 • F: (310) 273 4202

expand, such as Strawberry Shortcake, Care Bears, Super Mario Brothers, Madeline, Real Ghostbusters, Alvin and the Chipmunks, Sonic the Hedgehog, and Hello Kitty.

One of the many valuable characteristics of animated content, unlike most live action content, is that it tends to be "evergreen" and generally travels easily across borders. For example, cartoons like Tom & Jerry, Bugs Bunny, Spiderman and dozens more were created decades ago, yet they still maintain their relevance and appeal today. These timeless brands continue to produce incremental revenue year after year, decade after decade. This can be one of the important benefits of owning animated content and is one of our catalogue goals.

As we build the new Genius Brands catalogue, we will do so methodically and with disciplines we have developed through our 25 plus years in the industry to help us manage our costs and maximize returns for our partners and shareholders.

We are selective about what we produce, and have developed a very clear focus for Genius Brands. We call it , "content with a purpose." Importantly, this positions Genius Brands distinctively in the very busy marketplace of kids content. We are offering what we believe no other multi-media kids company currently does: content that is as entertaining as it is enriching, for toddlers to tweens, produced purposefully for today's multi-media kid. Behind us are the days of passive storytelling in kid's entertainment. Today's toddlers are "hands-on". They interact with media in multiple forms, and are fluent in emerging technologies, be it smart phones, tablets, or game platforms. At Genius Brands, we are building a portfolio of interactive brands that lend themselves to multiple formats, that will entertain kids, and which parents can feel good about because they are safe, positive, and enriching.

We believe our model is streamlined in comparison to that at the large studios. We try to maintain low overhead and outsource many of our creative functions such as writing, music, and design, for example. This allows us to hire the person we feel is right for each job, and not carry expensive creative overhead functions that are not always needed on a day-to-day basis.

We seek to "pre-sell" every property to hopefully ensure it will be well-received in the marketplace, and we do not commence expensive production until 75% of the production cost is accounted for in pre-sales and third party funding commitments. This makes it a lot less likely that we would produce a property that may not sell. And, it helps us to better manage cash flow as production expenses are directly aligned with revenue projections.

NEWS FROM
GENIUS BRANDS
INTERNATIONAL

9401 WILSHIRE BOULEVARD, SUITE 608 • BEVERLY HILLS, CA 90212 • T: (310) 273 4222 • F: (310) 273 4202

Our consumer products business is driven by the entertainment. As with creative, we outsource and license our brands to companies who we think are leaders in their respective regions and product categories, such as, toys, apparel, electronics, etc. Our licensees assume the cost for development, distribution and inventory risk, and we are paid a royalty typically ranging from 8-15% of gross revenue or wholesale prices. We believe this to be the most efficient model as it reduces our inventory and overhead costs while ensuring our brands are being developed by experienced people in their respective product category.

As with most animated content, much of the animation work is done outside of the US. We still do most of the pre-production (writing, voice recordings, music, storyboards) and post-production (editing, sound effects, mixing, etc) here in the US. Generally our digital animation work is done in Asia where I have developed very strong partnerships over the past 25 years, in China in particular. Over the years we have helped each other grow our respective businesses. For example, most of our out-of-pocket animation expenses are assumed by our studio partner in exchange for them maintaining brand rights for the property to exploit in Greater China. This is significant because it helps us keep our production costs way down, and it helps us to exploit an enormous market that would otherwise be very, very difficult to monetize for us.

I've had two previous jobs my whole life. My first was working for Hanna Barbera as a writer and producer, where I wrote for characters such as Flintstones, Scooby Doo, and Smurfs. My second job was with my own company, DIC Entertainment which I ran for 25 years. Today, as Chairman and CEO of Genius Brands, I am enthusiastically undertaking my third. I have spent my entire career in the kids animation business and I have never been more excited than I am now by the opportunity to build another substantial and important business while creating content with purpose for kids. Our board and our entire team of accomplished award winning creators, shares this excitement and commitment. I look forward to sharing more exciting developments in the coming months.

Sincerely,
Andy Heyward
Chairman and CEO
Genius Brands International

For some of you who missed some recent press on our involvement with Stan Lee's Mighty 7, please find the following link: www.scoop.it/t/slam-7

9401 WILSHIRE BOULEVARD, SUITE 608 • BEVERLY HILLS, CA 90212 • T: (310) 273 4222 • F: (310) 273 4202

ABOUT GENIUS BRANDS INTERNATIONAL

Headquartered in Los Angeles, California, Genius Brands International is a publicly traded multimedia content and brand management company with the merged assets of A Squared Entertainment LLC and Genius Brands International, Inc.

Led by industry veterans, Andy Heyward and Amy Moynihan Heyward, Genius Brands International includes award-winning Baby Genius, Warren Buffett's Secret Millionaires Club, Gisele Bundchen's Gisele & the Green Team, Martha Stewart's Martha & Friends, Thomas Edison's Secret Lab and Stan Lee Comics, featuring its first movie, Stan Lee's Mighty 7. The Company provides "content with a purpose" for kids of all ages, meaning interactive content that is as entertaining as it is enriching.

For more information please visit babygenius.com and a2entertain.com.

FORWARD LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT INFORMATION

Three.Sixty Marketing + Communications
Michelle Orsi
310-418-6430
michelle@360-comm.com
Carol Holdsworth
805-252-1848
carol@360-comm.com

INVESTORS

Jason Assad
C&H Capital Inc.
678-570-6791
jwassad@bellsouth.net